UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2010
Graco Inc.
     (Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (612) 623-6000
Not Applicable
   (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement.
Upon shareholder approval of the Graco Inc. 2010 Stock Incentive Plan as described under 5.02 below, the Company ceased granting awards under the Graco Inc. Amended and Restated Stock Incentive Plan (2006).
Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2010, the shareholders of Graco Inc. (the “Company”) approved and adopted the Graco Inc. 2010 Stock Incentive Plan (the “2010 Plan”). The 2010 Plan was adopted by the Board of Directors (“Board”) in February 2010.
A brief description of the material terms of the 2010 Plan is set forth below, and is qualified by the actual text of the 2010 Plan, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.
General
The 2010 Plan provides for the grant of a wide variety of equity-based awards, including options, stock appreciation rights, restricted stock, restricted stock units, performance awards and dividend equivalents, to employees, officers and non-employee directors of the Company and its affiliates. The aggregate number of shares of common stock that may be issued under all awards made under the 2010 Plan will be 5,100,000. Restricted stock, restricted stock units and performance awards payable in common stock shall be counted as two shares against the total authorized. The 2010 Plan will expire on April 23, 2020, unless earlier terminated by the Board.
Shares covered by an award, which are forfeited or not purchased, will be available under the 2010 Plan again for granting future awards. Similarly, shares subject to awards outstanding under the Graco Inc. Amended and Restated Stock Incentive Plan (2006) as of the date of shareholder approval of the 2010 Plan that are not purchased or are forfeited or otherwise terminate without delivery of shares shall also become available under the 2010 Plan.
The 2010 Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) regarding the deductibility of executive compensation with regard to the awards conditioned upon the achievement of certain performance conditions. No person eligible for awards under the 2010 Plan may, in any calendar year, be granted stock options and any other award, the value of which is based solely on an increase in the price of Graco common stock, relating to more than 450,000 shares. In addition, no person may, in any calendar year, be granted awards intended to qualify as performance-based awards under Section 162(m) denominated in cash in excess of $3,000,000 or for more than 250,000 shares of Graco common stock. It is also intended that the 2010 Plan qualify as an incentive stock option plan meeting the requirements of Section 422 or 424 of the Code with respect to awards of up to 5,000,000 shares.

The Board may amend or terminate the 2010 Plan, at any time, except that prior shareholder approval will be required for any amendment to the 2010 Plan that:
•	Requires shareholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company,

•	Permits repricing of outstanding stock options or stock appreciation rights granted under the 2010 Plan, except in the case of a stock split or other recapitalization,

•	Increases the number of shares authorized under the 2010 Plan, except in the case of a stock split or other recapitalization, or

•	Permits the award of stock options or stock appreciation rights under the 2010 Plan with an exercise price less than 100% of the fair market value of share of common stock as defined in the 2010 Plan.
Administration
The 2010 Plan is administered by a committee selected by the Board (the “Committee”). The Committee consists of two or more members who are members of the Board and are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee may grant stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalents and other stock-based awards to employees, officers and non-employee directors of Graco or any of its affiliates. However, no dividend equivalents may be awarded on stock options, stock appreciation rights or performance awards. The Committee may delegate to the chief executive officer its authority under the 2010 Plan for purposes of designating, designing and administering awards to participants who are not executive officers subject to Section 16 of the Exchange Act or directors of the Company.
The Committee has the power to designate persons eligible for awards under the 2010 Plan, interpret and administer the 2010 Plan and any award agreement, establish rules as deemed appropriate for the administration of the 2010 Plan and, subject to the provisions of the 2010 Plan and applicable law, determine:
•	The type of award and number of shares covered by each award, provided that the term of any option or stock appreciation right cannot exceed ten years,

•	The terms and conditions of any award or award agreement, and

•	The terms of exercise of any award.
The Committee may also amend or waive the terms and conditions of an outstanding award, but may not adjust or amend the exercise price of any outstanding stock option or stock appreciation right, except in the case of a stock split or other recapitalization.
In the event that the Committee determines that a dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, affects the Company’s common stock such that an adjustment is deemed appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended under the 2010 Plan, the Committee shall make adjustments to the number and type of shares that may be subject to an award or are subject to outstanding awards and to the purchase or exercise price of any award.
Item 5.07      Submission of Matters to a Vote of Security Holders.
On April 23, 2010, the Company held its Annual Meeting of the Shareholders (the “Annual Meeting”) in Minneapolis, Minnesota. At the Annual Meeting, the Company’s shareholders approved four proposals based on the votes set forth below. The proposals are described in detail in the proxy statement for the Annual Meeting.
Proposal 1.
The election of two directors to serve for three-year terms.

Director’s Name	For	Withhold Authority	Broker Non-Votes

J. Kevin Gilligan	26,366,510	22,206,785	4,485,072
William G. Van Dyke	26,132,128	22,441,167	4,485,072
Proposal 2.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2010.

For	Against	Abstain

52,708,205	297,921	52,241
Proposal 3.
Approval of the Graco Inc. 2010 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes

41,392,268	7,053,131	127,896	4,485,072
Proposal 4.
Shareholder Proposal to adopt majority voting for the election of directors.

For	Against	Abstain	Broker Non-Votes

30,711,564	17,521,726	340,005	4,485,072
Item 9.01.      Financial Statements and Exhibits
(d)	Exhibits
10.1	Graco Inc. 2010 Stock Incentive Plan (Incorporated by reference to Appendix A to the Company’s Proxy Statement for the Annual Meeting of Shareholders held on April 23, 2010).

Signature
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date: April 29, 2010	By:	/s/ Karen Park Gallivan
Karen Park Gallivan
	Its:	Vice President, General Counsel and Secretary